CONSENT OF INDEPENDENT ACCOUNTANTS

To the Trustees of Scudder Securities Trust:

         We consent to the incorporation by reference in Post-Effective Amendment No. 36 to the Registration Statement of Scudder Development Fund, Inc. on Form N-1A, of our report dated August 10, 1995 on our audit of the financial statements and financial highlights of Scudder Development Fund, which report is included in the Annual Report to Shareholders for the year ended June 30, 1995, which is incorporated by reference in the Registration Statement.

         We consent to the reference to our Firm under the caption, "Experts."

                                                    /s/COOPERS & LYBRAND L.L.P.

Boston, Massachusetts                               COOPERS & LYBRAND L.L.P.

October 16, 1995